UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section § 240.14a-12

THERAVANCE BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 11, 2023

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, James C. Kelly was appointed by the Board of Directors (the “Board”) of Theravance Biopharma, Inc. (the “Company”) to serve as a Class I member of the Board for a term expiring at the Company’s Annual General Meeting of Shareholders in 2024.

Mr. Kelly is entitled to receive compensation for his service as a non-employee member of the Board as set forth in the Company’s Director Compensation Policy, a description of which can be found in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 28, 2023 in connection with the Company’s 2023 Annual General Meeting of Shareholders (the “Annual Meeting”). However, Mr. Kelly has waived his right to receive the equity component of the compensation payable under such policy. The Company has entered into its standard indemnification agreement with Mr. Kelly.

There is no arrangement or understanding with any person pursuant to which Mr. Kelly was appointed as a member of the Board, and there are no familial relationships between Mr. Kelly and any director or executive officer of the Company. Mr. Kelly is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Mr. Kelly, 42, joined Weiss Asset Management (“WAM”) in November 2010, where he is currently a Managing Director and a member of the Investment Committee. Prior to joining WAM, Mr. Kelly worked at Farallon Capital Management, Madison Dearborn Partners and Lehman Brothers. Mr. Kelly graduated cum laude from Duke University in 2002 with a BS in Economics and with minors in Math and Political Science. His knowledge of finance, strategy and capital markets, as well as his experience investing in public and private companies, contributed to the Board’s conclusion that he should serve as a director.

The following list summarizes certain of Mr. Kelly’s notable attributes and experiences:

•	corporate/business development/M&A;
•	finance and accounting;
•	international business;
•	legal, policy, corporate governance; and
•	strategic planning.

These attributes and experiences are among those identified in the section of the Proxy Statement titled “Board Diversity, Skills, Experience and Tenure.”

In connection with Mr. Kelly’s appointment, the Board increased its size from nine to ten directors, with Mr. Kelly filling the newly created vacancy. Following the Annual Meeting, the Board will be comprised of nine members. The Board has determined that Mr. Kelly is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq.

As of March 6, 2023, the record date for the Annual Meeting, Mr. Kelly did not beneficially own any of the Company’s ordinary shares. Mr. Kelly does not have voting or dispositive power over any of the Company’s ordinary shares beneficially owned by WAM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: April 11, 2023	By:	/s/ Brett Grimaud
Brett Grimaud
Senior Vice President and General Counsel